Exhibit 23.1


                           REZNICK FEDDER & SILVERMAN
            Certified Public Accountants o A Professional Corporation

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
4520 East West Highway  o  Suite 300  o  Bethesda, Maryland 20814-3319  o   Phone (301) 652-1848
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On-Site Sourcing, Inc.




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1999, with respect to the financial statements of On-site Sourcing, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                      Reznick Fedder & Silverman


Bethesda, Maryland
April 30, 1999










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
Two Hopkins Plaza          212 S. Tryon Street       745 Atlantic Avenue        Two Premier Plaza, 5th Floor
Suite 2100                 Suite 1180                Suite 800                  5605 Glenridge Drive
Baltimore, MD 21201        Charlotte, NC 28281       Boston, MA 02111           Atlanta, GA 30342
Phone (410) 783-4900       Phone (704) 332-9100      Phone (617) 423-5855       Phone (404) 847-9447
Fax (410) 727-0460         Fax (704) 332-6444        Fax (617) 423-6651         Fax (617) 847-9495
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